                 CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-63797 and 811-7391) of Alliance Global Strategic Income Trust, Inc.



                             ERNST & YOUNG LLP

New York, New York
February 25, 2002





































00250223.BC3